Reinventing the Lab Test Jay Wohlgemuth, M.D. Senior Vice President, Medical, Science and Innovation November 5th, 2014

| 2 Safe Harbor Disclosure The statements in this presentation which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the Company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the Company's most recently filed Annual Report on Form 10-K and in any of the Company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

| 3 Entering The Era of Precision Medicine DELIVERING EFFECTIVE CARE TO THE RIGHT POPULATIONS AND INDIVIDUALS THROUGH COMPREHENSIVE SOLUTIONS PRECISION MEDICINE IS A RAPIDLY GROWING MULTI-BILLION DOLLAR MARKET TODAY WITH ACCELERATION IN ADOPTION AND NEW APPLICATIONS

| 4 Quest is Uniquely Positioned to Lead in Precision Medicine INSIGHTS DISEASE BASED CLINICAL FOCUS Precision Medicine with Actionable Insights Advanced Technologies Big Data Collaborations Comprehensive Solutions

| 5 Patient Continuum of Care Clinical Franchise Cardiovascular Advanced Lipid Fractions Comprehensive Solutions – Evidence Based Medicine PRIMARY CARE ROUTINE SPECIALIST ESOTERIC Lipid Panel Dementia HCV Genetics & Biomarkers Memory Loss Diagnostics Viral Genomic Testing Screening CLINICAL FOCUS It Starts with a Clinical Focus on a Specific Disease State or Clinical Problem

| 6 Advanced Sequencing and Molecular Miniaturization and Sample Innovations Bioinformatics and IT Mass Spectrometry and Proteomics ADVANCED TECH Advanced Technology is Enabling Solutions to Key Clinical Problems

| 7 >20B test results BIG DATA We are Using Our Big Data to Help Manage Populations and Target Health Care Solutions PUBLISHED IN PRESTIGIOUS PEER REVIEWED JOURNALS

| 8 We are Working with World Class Healthcare Leaders to Make Precision Medicine a Reality PARTNERS

| 9 Delivering Comprehensive Solutions COMPREHENSIVE SOLUTIONS

| 10 Advanced Technologies Big Data Collaborations Case Study: Developing a Comprehensive HCV Solution to Help Manage a Significant Public Health Threat INSIGHTS Hepatitis C screening guidelines for >78M in US and availability of highly efficacious therapies Rapid adoption and growth of HCV care diagnostic solutions Comprehensive Solutions CLINICAL FOCUS

| 11 Key Takeaways Data-driven insights making precision medicine a reality Applying advanced technology for more precise, comprehensive and useful information “Big Data” analytics target effective solutions to the right populations Partnering with world-class thought leaders Moving from selling “a test” to offering “comprehensive solutions”